EXHIBIT NO. 99.(e) 1

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (the “Agreement”), is made effective as of September 6, 2024 (the “Effective Date”), by and between MFS ACTIVE EXCHANGE TRADED FUNDS TRUST, a Massachusetts business trust (the “Trust”), on behalf of each series from time to time of the Trust (referred to individually as a “Fund” and collectively as the “Funds”) and MFS FUND DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”);

 WHEREAS, the Trust is engaged in business as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each Fund on a continuous basis and to list the Shares on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds with respect to the creation and redemption of blocks of shares or multiples thereof (“Creation Units”) of each Fund, and (ii) hold itself available to review and approve orders for such Creation Units in the manner set forth in the Trust’s Prospectus (as defined below); and

WHEREAS, the Distributor is willing to provide services to each Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

1. (a) The Trust hereby appoints the Distributor to serve as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor) on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder..

  (b) The right granted to the Distributor to place orders for Shares with the Trust shall be exclusive, subject to the limitation set forth in Section 2(c) below. The exclusive right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in the notice to the Trust. The Trust hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also arrange for computation of performance statistics with respect to the Trust and may arrange for publication of current price information in newspapers and other publications.

2.  Subject to the provisions of this Section 2, and to such requirements as may from time to time be otherwise indicated herein and in the current prospectus and statement of additional information (the “Prospectus”), the Distributor is authorized, and agrees, to sell, as agent of the Funds, Shares authorized for issuance and registered under the Securities Act of 1933, as amended (the “1933 Act”). The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units. The Distributor shall not offer any Shares and shall not approve any creation or redemption order hereunder if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem or repurchase any Shares from any shareholder in accordance with provisions of the Prospectus or registration statement.

(a) The Distributor shall have the right to enter into agreements with participants in the Depository Trust Corporation (“DTC”) or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation (“Authorized Participants”) for the purchase and redemption of Creation Unites of the Funds in accordance with the Prospectus (such agreements referred to herein as “Authorized Participant Agreements”).

(b) The Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances. Upon request, the Distributor will make available copies of the Prospectus to purchasers of such Creation Units and, upon request, the Statement of Additional Information. The Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent. The Distributor shall ensure that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled.

(c) Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with SEC and FINRA advertising rules, and will file all Marketing Materials required to be filed with FINRA.  The Distributor agrees to furnish to the Trust’s investment adviser any comments provided by FINRA with respect to such materials.

(d) The public offering price (i.e., the price per Share at which the Distributor accepts orders for the purchase and redemption of Creation Units), shall be the net asset value per Share as set forth in the Prospectus relating to the Shares, plus applicable transaction fees (if any) described in such Prospectus. All creation and redemption orders timely received by the Distributor shall, unless rejected by the Distributor or the Fund, be accepted by the Distributor (or its designee) promptly upon receipt and confirmed at the applicable public offering price determined in accordance with this Agreement, the Prospectus and applicable provisions of the 1940 Act and the rules and regulations in effect thereunder including, without limitation, Rule 22d-l under the 1940 Act. For the avoidance of doubt, shares of the Fund shall be sold by the Distributor only in Creation Units. A Creation Unit of the Fund shall be offered for sale at a price equivalent to (a) the public offering price per share of the Fund multiplied by the number of shares per Creation Unit, as established by the Fund, (b) portfolio securities or other assets in specified amounts together with a specified cash component, as posted each business day by the Fund (“Deposit Securities”), or (c) such other specified amounts of cash and portfolio securities or other assets as may be agreed upon by the Fund and an Authorized Participant from time to time, in each case of (a) through (c) in accordance with the policies and procedures and rules and regulations applicable to the Fund and as set forth in the Prospectus.

(e) The Fund shall sell and distribute Shares only through the Distributor and only in Creation Units, except that the Fund (and the Distributor on its behalf) may, to the extent permitted by the 1940 Act and the rules and regulations promulgated thereunder or pursuant thereto, at any time:

(i) issue Shares to any corporation, association, trust, partnership or other organization, or its, or their, security holders, beneficiaries or members, in connection with a merger, consolidation or reorganization to which the Fund is a party, or in connection with the acquisition of all or substantially all the property and assets of such corporation, association, trust, partnership or other organization;

(ii) issue Shares at net asset value to the holders of shares of capital stock or beneficial interest of other investment companies served as investment adviser by Massachusetts Financial Services Company or any affiliated company or companies of, to the extent of all or any portion of amounts received by such shareholders upon redemption or repurchase of their shares by the other investment companies;

(iii) issue Shares at net asset value to its shareholders in connection with the reinvestment of dividends paid and other distributions made by the Fund;

(iv) support, to the extent necessary, secondary market sales of less-than-Creation Units by Massachusetts Financial Services Company, as the Fund’s investment adviser, or by affiliates thereof directly to certain brokers, dealers and investment firms at prevailing market prices at the time of such sales; and

(v) other legally authorized transactions in Shares which do not involve sales to the general public.

  (f) The Distributor (or its designee) may, directly or indirectly through the Fund’s transfer agent, receive and process orders for purchases and redemptions of creation units of shares of the Fund from Authorized Participants that have executed an Authorized Participant Agreement. The Distributor (or its designee) shall work with the transfer agent to review and accept or reject orders placed by Authorized Participants in accordance with the Prospectus. The Fund or its transfer agent shall be promptly advised of all creation and redemption orders received, and shall cause shares to be issued upon payment therefor.

  (g) The Fund agrees to issue Creation Units and Distributor shall request, or cause to be requested, DTC to record on its books the ownership of the Shares constituting such Creation Units in accordance with the terms of the Prospectus in such amounts as the Distributor has requested through the transfer agent in writing or other means of data transmission as promptly as practicable after receipt by the Fund of the requisite Deposit Securities (including any applicable cash component and together with any fees) and acceptance of such order. The Fund may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor in accordance with the provisions of the Prospectus and the 1940 Act and the rules and regulations thereunder.

3. The Distributor shall be an independent contractor and neither the Distributor nor any of its directors, officers or employees as such, is or shall be an employee of the Trust. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Distributor, as Directors, officers and employees, or otherwise and that Directors, officers and employees of the Distributor are or may become similarly interested in the Trust and that the Distributor may be or become interested in the Trust as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

4. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the rules of FINRA relating to the sale of Shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person’s acquiring any Shares, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or FINRA rule relating to the sale of Shares) or on the ground that the registration statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless any such act, statement or omission was made in reliance upon information furnished to the Distributor by or on behalf of the Trust, provided, however, that in no case (i) is the indemnity of the Distributor in favor of any person indemnified to be deemed to protect the Trust or any such person against any liability to which the Trust or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii)

is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Trust and such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

Neither the Distributor nor any other person is authorized to give any information or to make any representation on behalf of the Trust, other than those contained in the registration statement or Prospectus filed with the Securities and Exchange Commission under the 1933 Act (as said registration statement or Prospectus may be amended or supplemented from time to time), covering the Shares or other than those contained in periodic reports to shareholders of the Trust.

5. The Distributor or its affiliate(s) shall pay the following ordinary expenses associated with organizing, servicing, or distributing Shares of the Funds:

(i) all costs and expenses of the Trust, including reasonable fees and disbursements of its counsel, in connection with the preparation and filing of any required registration statement or Prospectus under the Act covering Shares and all amendments and supplements thereto and any notices regarding the registration of Shares, and preparing and mailing to shareholders Prospectuses, statements and confirmations and periodic reports (including the expense of setting up in type any such registration statement, Prospectus or periodic report);

(ii) the expense of printing and distributing any copies of the Prospectus or reports which are to be used in connection with the public offering of Shares;

(iii) preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by dealers, banks or other financial institutions in connection with the offering of the Shares for sale to the public and any expenses of advertising in connection with such offering;

(iv) the expense of sending confirmations and statements to Authorized Participants or other direct shareholders;

(v) the expenses (including auditing expenses) of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a dealer or broker, in such states as shall be selected by the Distributor and the fees payable to each such state with respect to shares sold and for continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued;

(vi) all fees and disbursements of the transfer agent of the Trust; and

(vii) all the federal and state issue and/or transfer taxes payable upon the issue by or (in the case of treasury Shares) transfer from the Trust of any and all Shares purchased through the Distributor hereunder.

The Distributor, as principal underwriter and distributor under this Agreement for shares of the Fund, shall receive no compensation from the Fund other than any amounts that may be payable to the Distributor pursuant to a plan of distribution under Rule 12b-1 under the 1940 Act.

6. If, at any time during the existence of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts, any state, or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment, the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the existence of this Agreement, upon request by the Distributor, the Trust fails (after a reasonable time) to make any changes in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirements of federal or state laws or regulations, laws or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may be a member, relating to the sale of Shares, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

7. This Agreement shall become effective as of the Effective Date and shall continue in force until two years from such date. Thereafter, this Agreement will terminate unless its continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust. The aforesaid requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder.

 This Agreement may be terminated as to any Fund at any time by either party without payment of any penalty on not more than sixty days’ or less than thirty days’ written notice to the other party.

8. This Agreement shall automatically terminate in the event of its assignment.

9. The terms “vote of a majority of the outstanding voting securities”, “interested person” and “assignment” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

10. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

11. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Distributor acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the Distributor further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, the Distributor also agrees that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Distributor agrees not to proceed against any series for the obligations of another series.

12. Forum Selection. Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

13. No Third-Party Beneficiary. This agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to shareholders of each Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

On its own behalf and on behalf of each of its series

By: CHRISTOPHER BOHANE____

Name: Christopher Bohane

Title: Assistant Secretary and Assistant Clerk

MFS FUND DISTRIBUTORS, INC.

By: MICHAEL S. KEENAN______

Name: Michael S. Keenan

Title: President

EXHIBIT A

MFS Active Core Plus Bond ETF

MFS Active Growth ETF

MFS Active Intermediate Muni Bond ETF

MFS Active International ETF

MFS Active Value ETF